UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2018

Aradigm Corporation

(Exact name of registrant as specified in its charter)

California	001-36480	94-3133088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3929 Point Eden Way, Hayward, California	94545
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 265-9000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03	Material Modification to Rights of Security Holders.

As described in Item 5.07 of this current report, on June 29, 2018, the shareholders of Aradigm Corporation (the “Company”) voted at the Company’s annual meeting of shareholders to approve an amendment to the Company’s Amended and Restated Articles of Incorporation to increase (1) the total authorized number of shares of the Company’s capital stock, including preferred stock, from 40,045,765 shares to 55,045,765 shares and (2) the total authorized number of shares of the Company’s common stock (the “Common Stock”) from 35,045,765 shares to 50,045,765 shares (the “charter amendment”). The Company’s Board of Directors (the “Board”) approved the charter amendment on June 29, 2018. A certificate of amendment to the Company’s Amended and Restated Articles of Incorporation effectuating the charter amendment was filed with the Secretary of State of the State of California on July 5, 2018 and became effective on that date.

A copy of the certificate of amendment is filed as Exhibit 3.1 to this current report and is incorporated by reference in this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 29, 2018, the Board has appointed Dr. Theresa Matkovits to the Board, the Audit Committee of the Board and the Nominating and Corporate Governance Committee of the Board.

Dr. Matkovits, 51, is Chief Operating Officer of ContraVir Pharmaceuticals, Inc. (“ContraVir”). Dr. Matkovits has served as ContraVir’s Chief Operating Officer since December 2017, previous to which she served as Executive Vice President, Head of Drug Development at ContraVir from May 2015 to November 2017. From March 2013 to May 2015, Dr. Matkovits was the Research and Development Program Leader at NPS Pharmaceuticals (“NPS”), where she led the integration of two commercial assets acquired from Takeda into NPS and led NPS’s global development efforts for Natpara. From 2010 to February 2013, Dr. Matkovits was Vice President, Innovation Leader for Infectious Disease at The Medicines Company, where she led the company’s development efforts for ORBACTIVE. From 1997 to 2010, Dr. Matkovits served in various roles including Executive Director, Head of Strategic Planning and Operations for Novartis, where she fulfilled leadership roles in global development and U.S. medical affairs for the company’s general medicine portfolio. Since 2017, Dr. Matkovits has served as an independent director of BioSurplus.

Dr. Matkovits earned her Ph.D. in Biochemistry and Molecular Biology from the University of Medicine and Dentistry of New Jersey and completed her undergraduate studies at Alfred University.

Dr. Matkovits’ compensation will be consistent with that provided to the Company’s other non-employee directors as described under Item 8.01 of this current report. Among other things, on June 29, 2018, the Compensation Committee of the Board and the Board approved a grant to Dr. Matkovits, under the Aradigm Corporation 2015 Equity Incentive Plan, of an option exercisable for 50,000 shares of Common Stock, which will vest and become exercisable in four equal quarterly installments over a one-year period beginning on June 29, 2018. In addition, the Company will enter into an indemnification agreement with Dr. Matkovits in substantially the same form as the Company’s indemnification agreement entered into with its other non-employee directors.

There were no arrangements or understandings between Dr. Matkovits and any other persons pursuant to which she was selected as a director. There are no family relationships between Dr. Matkovits and any director or executive officer of the Company, and Dr. Matkovits has no direct or indirect material interest in any transaction required to be disclosed under Item 404(a) of Regulation S-K.

As reported under Item 8.01 of this current report, on July 6, 2018, the Company released a press release announcing the appointment of Dr. Matkovits to the Board. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated in this Item 5.02 by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 29, 2018, the Company convened its Annual Meeting of Shareholders (the “Meeting”). Four proposals were presented and voted on and the results for the four proposals were reported at the Meeting. Set forth below are the results reported at the Meeting for proposals 1, 2, 3 and 4.

Proposal 1 – Election of Edwin Gordon, Frederick Hudson, John M. Siebert and Virgil D. Thompson as directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified.

All of the following four nominees for director were elected to hold office until the next annual meeting of shareholders and until their successors are elected:

Nominee	For	Withheld	Non-votes
Edwin Gordon	9,834,465	93,249	3,650,737
Frederick Hudson	9,471,527	456,187	3,650,737
John M. Siebert	9,460,554	467,160	3,650,737
Virgil D. Thompson	9,439,807	487,907	3,650,737

The four nominees received the highest number of “For” votes from the holders of votes of shares present in person or represented by proxy and entitled to vote at the Meeting on the election of directors. Withheld votes and broker non-votes have no effect on the outcome of the election of directors.

Proposal 2 – To approve an Amendment to Aradigm’s Amended and Restated Articles of Incorporation to increase the authorized number of shares of Common Stock by 15 million shares.

For:	12,296,516
Against:	1,269,650
Abstain:	12,285
Non-votes:	0

Proposal 2 received “For” votes from the holders of at least a majority of the outstanding shares of Common Stock. Proposal 2 therefore passed.

Proposal 3 – To approve an amendment to Aradigm’s Employee Stock Purchase Plan to increase the aggregate number of shares of Aradigm’s Common Stock authorized for issuance under such plan by 200,000 shares.

For:	9,756,761
Against:	168,094
Abstain:	2,859
Non-votes:	3,650,737

Proposal 3 received “For” votes from the holders of at least a majority of the outstanding shares of common stock present either in person or by proxy and entitled to vote at the Meeting. Proposal 3 therefore passed.

Proposal 4 – To ratify the selection of OUM & Co. LLP as Aradigm’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

For:	13,360,776
Against:	171,668
Abstain:	46,007
Non-votes:	0

Proposal 4 received “For” votes from the holders of at least a majority of the outstanding shares of common stock present either in person or by proxy and entitled to vote at the Meeting. Proposal 4 therefore passed.

Item 8.01	Other Events.

Non-Employee Director Compensation

On February 12, 2018, the Company previously reported in its Current Report on Form 8-K the Board’s adoption of specified cash preservation measures, including the reduction of cash compensation paid to members of the Board for service on the Board or committees of the Board to 50% of the then current cash compensation. Effective June 29, 2018, the Board has determined the compensation for the Company’s non-employee directors for fiscal year 2018.

In comparison to the Company’s non-employee director compensation for fiscal year 2017, the Board has implemented the following changes, among others, to the Company’s non-employee director compensation: (1) cash retainers for attendance at meetings of the Board or each Board committee will be paid on a per-meeting basis only for each additional meeting of the Board or of each committee, as the case may be, held in excess of four meetings of the Board or of the relevant committee per year, (2) the amount of cash retainer payable on a per-meeting basis for attendance at telephonic meetings of the Board or each Board committee has been decreased from $1,000 to $500 for each such meeting and (3) the annual cash retainer payable to the Chairman of the Nominating and Governance Committee has been decreased from $10,000 to $5,000 and the annual cash retainer payable to each other member of that committee has been decreased from $5,000 to $3,000.

The Company’s full non-employee director compensation program for fiscal year 2018 is described below.

Cash Compensation

The Executive Chairman of the Board is an employee of the Company and is not eligible for any compensation in his capacity as a Board member. Each non-employee member of the Board will receive an annual retainer with a value of $35,000, which includes a total of four meetings of the Board and of each Board committee in each year.

Board members will also receive additional annual retainers for serving on Board committees. The additional annual retainer for the Chairman of the Audit Committee will be $20,000 and the additional annual retainer for all other members of the Audit Committee will be $7,500. The additional annual retainer for the Chairman of the Compensation Committee will be $10,000 and the additional annual retainer for all other members of the Compensation Committee will be $5,000. The additional annual retainer for the Chairman of the Nominating and Corporate Governance Committee will be $5,000 and the additional annual retainer for all other members of the Nominating and Corporate Governance Committee will be $3,000.

In addition, for attendance at Board meetings in excess of a total of four Board meetings in a year, each non-employee member of the Board will receive $1,000 for each in-person meeting of the Board and $500 for each telephonic meeting of the Board. For attendance at meetings of each Board committee in excess of a total of four meetings of the relevant committee in a year, each director serving as Chairman of the committee and each other member of the committee will receive $1,000 for each in-person meeting of the relevant committee and $500 for each telephonic meeting of the relevant committee.

Non-employee directors are also entitled to receive reimbursement of reasonable out-of-pocket expenses incurred by them to attend Board meetings.

Equity-Based Compensation

Each non-employee director will be granted an annual stock option grant exercisable for shares of Common Stock under the Aradigm Corporation 2015 Equity Incentive Plan. On June 29, 2018, the Compensation Committee and the Board approved an annual stock option grant with a grant date fair value of $99,980 to Messrs. Gordon, Hudson and Thompson, each of which is exercisable for 97,323 shares of Common Stock. Each option will vest and become exercisable in four equal quarterly installments over a one-year period beginning on June 29, 2018. As reported in Item 5.02 of this current report, the Committee and the Board approved the grant to Dr. Matkovits, in connection with her appointment to the Board, of an option exercisable for 50,000 shares of the Company’s common stock with a grant date fair value of $51,365.

Press Release

On July 6, 2018, the Company announced via press release the appointment of Dr. Matkovits to the Board, as reported under Item 5.02 of this current report. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated in this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment of Amended and Restated Articles of Incorporation of Aradigm Corporation.

99.1	Press Release of Aradigm Corporation dated July 6, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARADIGM CORPORATION

Date: July 6, 2018	By:	/s/ John M. Siebert
	Name:	John M. Siebert
	Title:	Interim Principal Executive Officer and Acting Chief Financial Officer